Exhibit No. 32.1
Form 10-QSB
Signet International Holdings, Inc.
File No. 000-51185

                    Certification Pursuant to 18 U.S.C. 1350,
                       as adopted Pursuant to Section 906
                        of the Sarbanes-Oxley Act of 2002

In connection with the amended Quarterly Report of Signet International Holdings, Inc.
(Company) on Form 10-QSB for the period ended June 30, 2006, as filed with the
Securities and Exchange Commission on the date hereof (Report), I, Ernest W.
Letiziano, Chief Executive Officer and Chief Accounting Officer of the Company,
certify, pursuant to 18 U.S.C. Section 1350, adopted as pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1)  The Report fully complies with the requirements of section 13(a) or
          15(d) of the Securities Exchange Act of 1934; and

     (2)  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: January 31, 2007                  By:/s/ Ernest W. Letiziano
                                               Ernest W. Letiziano
                                               Chief Executive Officer and
                                               Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Signet International Holdings, Inc. and will be retained by Signet
International Holdings, Inc. and furnished to the Securities and Exchange
Commission or its staff upon request.